UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

WSI Industries, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	000-00619	41-0691607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 295-9202

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2009 WSI Industries, Inc. (the “Company”) amended its loan agreement (the “Amendment”) with the City of Monticello Economic Development Authority (the “EDA”) under which the Company extended the term of its original loan agreement for two years. Under the Amendment, the term of the original loan agreement will be extended until May 3, 2011 at which time the loan will be due in full. The Company will continue to make monthly payments to the EDA at an interest rate of 2% with a 25 year amortization schedule. The EDA’s loan to the Company under the Amendment is evidenced by an Amended Promissory Note dated April 20, 2009, which is attached hereto as Exhibit 10.2 (the “Note”). The Company’s obligations under the Note and the Amendment are secured by a security interest in favor of the EDA in the Company’s property located at 213 Chelsea Road, Monticello, Minnesota as described in the Amendment dated April 20, 2009.

The summaries of the Amendment and the Note do not purport to be complete and are subject to and qualified in their entirety by reference to each such document, which are included as Exhibits 10.1 through 10.2 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
10.1	First Amendment to Loan Agreement dated April 20, 2009 by and between WSI Industries, Inc. and the City of Monticello Economic Development Authority.
10.2	Amended Promissory Note dated April 20, 2009 issued by WSI Industries, Inc. to the City of Monticello Economic Development Authority in the maximum principal amount of $350,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WSI INDUSTRIES, INC.

By: /s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: April 22, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Loan Agreement dated April 20, 2009 by and between WSI Industries, Inc. and the City of Monticello Economic Development Authority.
10.2	Amended Promissory Note dated April 20, 2009 issued by WSI Industries, Inc. to the City of Monticello Economic Development Authority in the maximum principal amount of $350,000.